Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of Luvu Brands, Inc. (the Company”) on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission (the Report”), I, Ronald P. Scott, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: .November 13, 2017	/s/ Ronald P. Scott
Ronald P. Scott
Chief Financial Officer (Principal Financial and Accounting Officer)